Exhibit 99.8

THIS NOTE AND ANY COMMON STOCK ISSUABLE UPON THE CONVERSION OF THIS NOTE OR AS PAYMENT OF INTEREST ON THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR ANY APPLICABLE EXEMPTION THEREFROM.

THIS NOTE AND ANY COMMON STOCK ISSUABLE UPON THE CONVERSION OF THIS NOTE OR AS PAYMENT OF INTEREST ON THIS NOTE MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED UNLESS (I) A REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT IS IN EFFECT, (II) THE CORPORATION HAS RECEIVED AN OPINION OF COUNSEL, WHICH OPINION IS SATISFACTORY TO THE CORPORATION, TO THE EFFECT THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OR (III) SUCH OFFER OR TRANSFER IS MADE IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S UNDER THE SECURITIES ACT. HEDGING TRANSACTIONS INVOLVING THESE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT.

THE HOLDER OF THIS SECURITY IS ENTITLED TO THE BENEFITS OF A NOTEHOLDERS AGREEMENT AND A REGISTRATION RIGHTS AGREEMENT AND, BY ITS ACCEPTANCE HEREOF, AGREES TO BE BOUND BY AND TO COMPLY WITH THE PROVISIONS OF SUCH AGREEMENTS.

                                 HYBRIDON, INC.

                      4% CONVERTIBLE SENIOR NOTES DUE 2008

         Hybridon, Inc., a Delaware corporation (the "Company", which term shall include any successor corporation under the Noteholders Agreement referred to below), promises to pay Optima Life Sciences Limited, or registered assigns, the principal sum of three million one hundred two thousand seven hundred fifty Dollars ($3,102,750) on April 30, 2008. The Company promises to pay interest on the principal amount of this Note at the rate of 4.00% per annum. The first interest payment date on this Note is December 15, 2005, and thereafter, the Company shall pay interest semi-annually in arrears on April 30 and October 30 of each calendar year and at maturity, whether by acceleration or otherwise. Interest on the Notes shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from May 24, 2005. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

         This Note is one of a duly authorized issue of Notes of the Company designated as its 4% Convertible Subordinated Notes due April 30, 2008 (the "Notes"), issued under a Noteholders Agreement, dated as of May 20, 2005 (together with any supplements thereto, the "Noteholders Agreement"), between the Company and the initial Holders. The Holders are entitled to the benefits thereof.

         IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.


Attest:                                HYBRIDON, INC.

/s/ Frank Whalen                       By: /s/ Robert G. Andersen
-------------------                        --------------------------
Name:  Frank Whalen                    Name:  Robert G. Andersen
Title: Controller                      Title: Chief Financial Officer

Dated: May 24, 2005

                                 ASSIGNMENT FORM

I or we assign and transfer this Note to:

________________________________________________________________________________
(Assignee's name, address and zip code)   (Assignee's soc. sec. or tax I.D. no.)

Date:     __________________________________________________________________
          (Sign exactly as your name appears on the other side of this Note) *Signature guaranteed by:

By:________________________
   * Signature to be guaranteed in a manner satisfactory to the Company.

                                CONVERSION NOTICE

To convert this Note into Common Stock of the Company, check the box:  / /

To convert only part of this Note, state the principal amount to be converted (must be $1,000 or a integral multiple of $1,000): $ ___________________ .

If you want the stock certificate made out in another person's name, fill in the form below:

I or we assign and transfer this Note to:

_______________________________________________________________________________
(Assignee's name, address and zip code)  (Assignee's soc. sec. or tax I.D. no.)

Date:     __________________________________________________________________
          (Sign exactly as your name appears on the other side of this Note)

*Signature guaranteed by:

By:________________________
   * Signature to be guaranteed in a manner satisfactory to the Company.


              OPTION TO ELECT REPURCHASE UPON A FUNDAMENTAL CHANGE

To: Hybridon, Inc. The undersigned registered owner of this Note hereby irrevocably acknowledges receipt of a notice from Hybridon, Inc. (the "Company") as to the occurrence of a Fundamental Change with respect to the Company and requests and instructs the Company to redeem the entire principal amount of this Note, or the portion thereof (which is $1,000 or an integral multiple thereof) below designated, in accordance with the terms of the Noteholders Agreement referred to in this Note at the Fundamental Change Repurchase Price, together with accrued interest to, but excluding, such date, to the registered Holder hereof.

Date: ________

              (Sign exactly as your name appears on the other side of this Note)
              __________________________________________________________________


______________________________

Principal amount to be redeemed          Signature guaranteed by (in a manner
(in an integral multiple of $1,000,      satisfactory to the Company):
if less than all):
                                         By: __________________